ALLEGIANT TRAVEL COMPANY REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

SECOND QUARTER NET INCOME INCREASES NINE-FOLD, OPERATING & PRE-TAX MARGINS EXCEED 25%

BOARD OF DIRECTORS INCREASES COMMON STOCK REPURCHASE AUTHORITY BY $10 MILLION TO A TOTAL OF
$35 MILLION

Las Vegas, Nev., July 21, 2009 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following financial results for the second quarter 2009 and comparisons to prior year equivalents:

Unaudited	2Q09	2Q08	Change
Total operating revenue (millions)	$148.0	$131.6	12.5%
Operating income (millions)	$37.8	$4.7	708.2%
Operating margin	25.5%	3.6%	21.9pp
Net income (millions)	$23.9	$2.6	801.4%
Diluted earnings per share	$1.17	$0.13	800.0%
Scheduled Service:
Average fare – scheduled service	$65.16	$83.56	(22.0)%
Average fare – ancillary	32.36	27.75	16.6%
Average fare – total	$97.52	$111.31	(12.4)%
Total revenue per ASM (cents)	9.95	11.27	(11.7)%
Average passengers per departure	133	133	—
Load factor	90.8%	90.5%	0.3pp
Average stage length (miles)	873	881	(0.9)%
Total System*:
Operating expense per passenger	$74.76	$110.00	(32.0)%
Operating expense per passenger, excluding fuel	$46.38	$47.52	(2.4)%
Average departures per aircraft per day	3.10	2.84	9.2%
Average stage length (miles)	828	838	(1.1)%

*Total system includes scheduled service, fixed-fee contract and non-revenue flying

Allegiant Travel Company also reported the following balance sheet information:

Unaudited ($millions)	June 30, 2009	March 31, 2009	Change ($mm)
Unrestricted cash (including short-term investments)	228.2	236.4	(8.2)
Unrestricted cash net of air traffic liability	138.3	132.9	5.4
Total debt, including capital leases	60.7	59.3	1.4

“We had another very good quarter, our third highly-profitable quarter in a row,” stated Maurice J. Gallagher, Jr., CEO and President of Allegiant Travel Company. “In these extremely difficult times when our industry has substantially reduced its operations and seen record declines in unit revenue, we are pleased to report these quality numbers. We increased scheduled departures and ASMs by 30% year over year and still posted a 25% operating and pre-tax margin. Once again our people have been critical to our success. Their enthusiasm and efforts continue to provide our customers with safe, reliable and inexpensive journeys.”

“During the quarter we substantially increased the size of our nationwide footprint, including the successful start of 13 new routes to our new Southern California base in Los Angeles and an additional seven new routes across the network, ending the quarter at 134 routes between 71 cities. This further diversifies our exposure to regional economies and offers more protection to us in these uncertain times. Our Southern California routes are off to a great start, with July booked load factors now running ahead of our scheduled average.

“We achieved our second quarter results despite an almost 13% reduction in our average scheduled airfare from the first quarter of this year, a decline attributable to a softer economy, the introduction of new routes, and a 15% increase in year-over-year capacity on a “same-store sales” basis in existing markets. Moreover, for the first time in a number of years, our ancillary revenue per passenger declined sequentially, albeit slightly, to $32.36. An additional challenge relative to the first quarter was a 13% sequential increase in the price per gallon of fuel.

“During the quarter we saw a steady degradation of the revenue environment, year-over-year, from April through June. However, we are hopeful June may mark the bottom of revenue softness. Fares for July, including ancillary, are, thus far, trending slightly upwards, despite the large year-over-year capacity increase we have in this month. An improvement in the revenue environment as well as the recent moderation in fuel prices will help us to extend strong year-over-year earnings growth into the third quarter, historically the seasonally weakest of the year,” concluded Gallagher.

Andrew C. Levy, CFO & Managing Director – Planning, stated, “We had terrific cost management in the second quarter. Cost per passenger excluding fuel declined to $46.38 in the second quarter from $47.52 in the prior year and $49.62 in the first quarter. Moreover, these figures include bonus accrual, which has increased substantially in 2009 since it is tied to profitability and therefore disguises underlying cost improvement. Excluding bonus accrual, our cost per passenger excluding fuel declined to $43.84 in the second quarter from $47.26 a year ago and $46.23 in the first quarter.

“Our balance sheet continues to improve. We ended the quarter with unrestricted cash and short-term investments of $228.2 million, down from $236.4 million at the end of the prior quarter. Excluding air traffic liability, cash increased from $132.9 million to $138.3 million sequentially. Either measure is substantially in excess of quarter-end total debt of $60.7 million, up slightly from $59.3 million at year end 2008. During the quarter, we issued $7.0 million in debt at attractive rates, secured by two MD-80 aircraft, and made $5.6 million in principal repayment on existing debt. Note the seasonal reduction in our air traffic liability (representing a use of cash) during the second quarter of $13.5 million was actually less than that of the prior year, when it was $14.9 million.

“During the quarter, we had $7.8 million in capital expenditures mostly for the purchase of engines and improvements made to three aircraft prior to their induction into service. We now expect full year capital expenditures to be about $35 million, due to advancing the introduction of our 46th aircraft into the fourth quarter 2009 as well as a recently executed agreement with Japan Air Lines for the purchase of seven aircraft which will be parted-out to increase our engine and parts inventories. We purchased the first of these aircraft earlier this month and will close on the balance during the fourth quarter of 2009 and the first quarter 2010. We will continue to take advantage of favorable market conditions to opportunistically acquire aircraft, engines and parts.

“Lastly, our Board of Directors recently approved an increase of our existing $25 million authority in our Common Stock repurchase program by $10 million to a total of $35 million. Under the share repurchase program our Board of Directors approved in January 2009, we spent $10.5 million in open market transactions during the second quarter to acquire 255,350 shares of the Company’s Common Stock at an average price of $41.25 per share. Including open market transactions in the first two quarters of 2009, the Company has repurchased a total of 465,525 shares at an average price of $37.79 returning a total of $17.6 million to our shareholders. With the additional $10 million of authority to repurchase shares that we recently received from our Board of Directors, we currently have $17.4 million in unused authority remaining for open market purchases under our current Common Stock repurchase plan.”

MD-80 Aircraft in Service*	June 30, 2009	June 30, 2008
Owned (including capital leases)	39	33
Leased	4	4

Total	43	37

• Does not include three aircraft acquired but not placed in service as of June 30, 2009, two of which are currently leased to a third party.

During the second quarter of 2009, we placed two leased aircraft in service. Subsequent to the end of the second quarter, we placed an owned aircraft in service which was previously on lease to a third party. In the fourth quarter, we expect to place in service our final two owned aircraft which are currently on lease to a third party. We expect to continue to add high quality MD-80 aircraft to our fleet at attractive prices without the need for external financing.

In the second quarter, Allegiant Air successfully launched service to our new Southern California base at Los Angeles, with service from 13 small cities. We also inaugurated seasonal service to Myrtle Beach, SC with service from both Allentown, PA and Huntington, WV. Other routes we initiated during the quarter include Grand Rapids, MI and Bentonville, AR to Las Vegas, from Monterey, CA to San Diego and from Eugene, OR to Oakland.

In addition, during the second quarter, Allegiant Air initiated charter service under fixed-fee flying contracts with several different parties between Miami and four Cuban cities in support of the Cuban family charter program. As with all fixed fee flying, Allegiant Air is not exposed to fuel risk under this program.

Network Summary*	June 30, 2009	June 30, 2008
Major leisure destinations	6	5
Other leisure destinations	5	4
Small cities served	60	51

Total cities served	71	60
Routes to Las Vegas	41	38
Routes to Orlando	30	26
Routes to Tampa Bay/St. Petersburg	19	15
Routes to Phoenix-Mesa	15	9
Routes to Southern California (Los Angeles)	13	0
Routes to Ft. Lauderdale	7	8
Other routes	9	4

Total routes	134	100

• includes cities served seasonally

At this time, Allegiant Travel Company provides the following guidance to investors. All items are subject to revision:

•	Allegiant Air expects third quarter 2009 year-over-year departure growth of approximately 30% and ASM growth of approximately 35%.

•	Allegiant Air expects fourth quarter 2009 year-over-year departure and ASM growth of approximately 20%.

•	Allegiant Air expects full-year 2009 departure and ASM growth of at least 20% over 2008.

•	Allegiant Air expects to operate 46 aircraft by the end of 2009.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at 1 pm East Coast time tomorrow, July 22, 2009, to discuss its second quarter 2009 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to major leisure destinations such as Las Vegas, Orlando, Fla., Tampa/St. Petersburg, Fla., Phoenix-Mesa, Los Angeles and Fort Lauderdale, Fla. Through its subsidiary, Allegiant Air, the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future earnings, ASM growth, departure growth, fleet growth and expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, possible unionization efforts, our fixed obligations, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended June 30, 2009 and 2008
(in thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Percent
	2009	2008	change
OPERATING REVENUE:
Scheduled service revenue	$89,711	$87,643	2.4
Fixed fee contract revenue	9,485	12,577	(24.6)
Ancillary revenue	44,545	29,108	53.0
Other revenue	4,246	2,230	90.4

Total operating revenue	147,987	131,558	12.5

OPERATING EXPENSES:
Aircraft fuel	41,837	72,068	(41.9)
Salary and benefits	23,631	17,160	37.7
Station operations	13,866	10,493	32.1
Maintenance and repairs	12,765	11,362	12.3
Sales and marketing	4,394	3,670	19.7
Aircraft lease rentals	507	936	(45.8)
Depreciation and amortization	7,251	5,956	21.7
Other	5,952	5,238	13.6

Total operating expenses	110,203	126,883	(13.1)

OPERATING INCOME	37,784	4,675	708.2

As a percent of total operating revenue	25.5%	3.6%
OTHER EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(91)	53	N/M
Interest income	(680)	(1,028)	(33.9)
Interest expense	1,017	1,489	(31.7)

Total other expense	246	514	(52.1)

INCOME BEFORE INCOME TAXES	37,538	4,161	802.1

As a percent of total operating revenue	25.4%	3.2%
PROVISION FOR INCOME TAXES	13,686	1,515	803.4

NET INCOME	$23,852	$2,646	801.4

As a percent of total operating revenue	16.1%	2.0%
Earnings per share:
Basic	$1.19	$0.13	815.4
Diluted	$1.17	$0.13	800.0
Weighted average shares outstanding:
Basic	20,057	20,192	(0.7)
Diluted	20,344	20,413	(0.3)

Allegiant Travel Company
Operating Statistics
Three Months Ended June 30, 2009 and 2008
(Unaudited)

		Three months ended June 30,		Percent
		2009	2008	change*
OPERATING STATISTICS
Total system statistics
Passengers		1,474,146	1,153,500	27.8
Revenue passenger miles (RPMs) (thousands)		1,296,956	1,037,351	25.0
Available seat miles (ASMs) (thousands)		1,469,788	1,179,101	24.7
Load factor		88.2%	88.0%	0.2
Operating revenue per ASM (cents)		10.07	11.16	(9.8)
Operating expense per ASM (CASM) (cents)		7.50	10.76	(30.3)
Fuel expense per ASM (cents)		2.85	6.11	(53.4)
CASM, excluding fuel (cents)		4.65	4.65	-
Operating expense per passenger		$74.76	$110.00	(32.0)
Fuel expense per passenger		$28.38	$62.48	(54.6)
Operating expense per passenger, excluding fuel		$46.38	$47.52	(2.4)
Departures		11,925	9,504	25.5
Block hours		26,544	21,518	23.4
Average stage length (miles)		828	838	(1.1)
Average number of operating aircraft during period		42.3	36.7	15.3
Total aircraft in service end of period		43	37	16.2
Average departures per aircraft per day		3.10	2.84	9.2
Full-time equivalent employees at end of period		1,485	1,299	14.3
Fuel gallons consumed (thousands)		25,194	20,460	23.1
Average fuel cost per gallon		$1.66	$3.52	(52.8)
Scheduled service statistics
Passengers		1,376,746 1,048,870 31.3
Revenue passenger miles (RPMs) (thousands) 1,226,282 937,923 30.7
Available seat miles (ASMs) (thousands) 1,349,958 1,036,293 30.3
Load factor	90.8%	90.5% 0.3
Departures		10,323 7,899 30.7
Average passengers per departure 133		133 -
Block hours		23,941 18,667 28.3
Yield (cents)	7.32	9.34 (21.6)
Scheduled service revenue per ASM (cents) 6.65		8.46 (21.4)
Ancillary revenue per ASM (cents) 3.30		2.81 17.4

Total revenue per ASM (cents) 9.95 11.27 (11.7)
Average fare — scheduled service $65.16 $83.56 (22.0)
Average fare — ancillary 32.36 27.75 16.6

Average fare — total		$97.52 $111.31 (12.4)
Average stage length (miles) 873		881 (0.9)
Percent of sales through website during period 85.2%		85.6% (0.4)

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Consolidated Statements of Income
Six Months Ended June 30, 2009 and 2008
(in thousands, except per share amounts)
(Unaudited)

	Six months ended June 30,		Percent
	2009	2008	change
OPERATING REVENUE:
Scheduled service revenue	$179,907	$179,379	0.3
Fixed fee contract revenue	19,612	26,834	(26.9)
Ancillary revenue	85,865	56,255	52.6
Other revenue	4,722	2,230	111.7

Total operating revenue	290,106	264,698	9.6

OPERATING EXPENSES:
Aircraft fuel	75,235	135,562	(44.5)
Salary and benefits	47,040	34,286	37.2
Station operations	26,999	22,512	19.9
Maintenance and repairs	23,897	21,815	9.5
Sales and marketing	8,861	8,004	10.7
Aircraft lease rentals	912	1,944	(53.1)
Depreciation and amortization	14,133	10,971	28.8
Other	10,767	10,565	1.9

Total operating expenses	207,844	245,659	(15.4)

OPERATING INCOME	82,262	19,039	332.1

As a percent of total operating revenue	28.4%	7.2%
OTHER EXPENSE:
Loss on fuel derivatives, net	—	11	N/M
(Earnings) loss from unconsolidated affiliates, net	(84)	43	N/M
Interest income	(1,381)	(2,760)	(50.0)
Interest expense	2,118	2,904	(27.1)

Total other expense	653	198	229.8

INCOME BEFORE INCOME TAXES	81,609	18,841	333.1

As a percent of total operating revenue	28.1%	7.1%
PROVISION FOR INCOME TAXES	29,595	6,523	353.7

NET INCOME	$52,014	$12,318	322.3

As a percent of total operating revenue	17.9%	4.7%
Earnings per share:
Basic	$2.58	$0.61	323.0
Diluted	$2.54	$0.60	323.3
Weighted average shares outstanding:
Basic	20,137	20,331	(1.0)
Diluted	20,452	20,554	(0.5)

Allegiant Travel Company
Operating Statistics
Six Months Ended June 30, 2009 and 2008
(Unaudited)

	Six months ended June 30,		Percent
	2009	2008	change*
OPERATING STATISTICS
Total system statistics
Passengers	2,768,754	2,308,210	20.0
Revenue passenger miles (RPMs) (thousands)	2,463,937	2,099,815	17.3
Available seat miles (ASMs) (thousands)	2,801,745	2,449,348	14.4
Load factor	87.9%	85.7%	2.2
Operating revenue per ASM (cents)	10.35	10.81	(4.3)
Operating expense per ASM (CASM) (cents)	7.42	10.03	(26.0)
Fuel expense per ASM (cents)	2.69	5.53	(51.4)
CASM, excluding fuel (cents)	4.73	4.49	5.3
Operating expense per passenger	$75.07	$106.43	(29.5)
Fuel expense per passenger	$27.17	$58.73	(53.7)
Operating expense per passenger, excluding fuel	$47.89	$47.70	0.4
Departures	22,549	19,526	15.5
Block hours	50,952	44,931	13.4
Average stage length (miles)	835	846	(1.3)
Average number of operating aircraft during period	40.9	35.6	14.9
Total aircraft in service end of period	43	37	16.2
Average departures per aircraft per day	3.05	3.01	1.3
Full-time equivalent employees at end of period	1,485	1,299	14.3
Fuel gallons consumed (thousands)	47,977	42,488	12.9
Average fuel cost per gallon	$1.57	$3.19	(50.8)
Scheduled service statistics
Passengers	2,587,071	2,103,268	23.0
Revenue passenger miles (RPMs) (thousands)	2,328,751	1,911,171	21.8
Available seat miles (ASMs) (thousands)	2,564,789	2,156,305	18.9
Load factor	90.8%	88.6%	2.2
Departures	19,464	16,190	20.2
Average passengers per departure	133	130	2.3
Block hours	45,808	39,013	17.4
Yield (cents)	7.73	9.39	(17.7)
Scheduled service revenue per ASM (cents)	7.01	8.32	(15.7)
Ancillary revenue per ASM (cents)	3.35	2.61	28.4

Total revenue per ASM (cents)	10.36	10.93	(5.2)
Average fare — scheduled service	$69.54	$85.28	(18.5)
Average fare — ancillary	33.19	26.75	24.1

Average fare — total	$102.73	$112.03	(8.3)
Average stage length (miles)	880	894	(1.7)
Percent of sales through website during period	86.5%	86.8%	(0.3)

* except load factor and percent of sales through website, which is percentage point change